Exhibit 99.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made as of the ____ day of September ___ 2011 ("Effective Date"), by and among THE GASKET GUY, INC., a  Florida corporation, with its principal place of business at 4446 Carver Street, Lake Worth, Florida  33461, and GREEN ENERGY MASTERS, LLC, a Florida limited liability company (collectively, the “Seller”), MOSHE SCHNEIDER, an individual (“Schneider”),  AVNER HAREL, an individual (“Harel”, and together with Schneider, the “Shareholders”), and QSGI GREEN, INC., a Delaware corporation, with a principal place of business at 400 Royal Palm Way, Suite 302, Palm Beach, Florida  33480 (the “Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is engaged in the business of manufacturing and installing gaskets for individuals, institutes, restaurants, hotels and other locations and organizations in certain states throughout the United States (the “Business”);

WHEREAS, Seller desires to sell to the Buyer certain of the assets related to the Business, and the Buyer desires to purchase such assets, subject to the terms and conditions contained herein.

CLAUSES

In consideration of the foregoing and of the mutual covenants and agreements set forth below, ten dollars and for other consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

  ARTICLE I.
  PURCHASE AND SALE OF ASSETS

1.1           Purchase and Sale Obligation.  Based upon and subject to the terms, agreements, warranties, representations and conditions of this Agreement, at Closing (as hereinafter defined) Seller, and the Shareholders, as applicable, shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, and the Shareholders, as applicable, as hereinafter provided the following personal property, business assets and rights of Seller utilized in and/or relating to the Business, other than the Excluded Assets (as hereinafter defined), free and clear of all liabilities (other than Assumed Liabilities (as hereinafter defined) and subject to the Existing Bank Debt (as hereinafter defined)), obligations, security interests, taxes, liens and encumbrances (collectively, the “Assets”):

(a)           All assets and properties owned by Seller and Shareholders used in connection with the Business to which Seller or any Shareholder has any right, title or interest, including, without limitation, inventory, leasehold improvements, furniture, fixtures and equipment as described on Exhibit A attached hereto for the purchase price allocations as indicated on Exhibit A attached hereto;

(b)           All accounting software and system, marketing and advertising material and data owned or used by Seller or any Shareholder which relate to the Assets or are used by Seller in connection with the Assets;

(c)           Seller’s and Shareholders’ intangible property used in or relating to the Business, or relating to the Assets, including, without limitation:  (i) the trade names “The Gasket Guy Inc.”, “AA All American Gasket”, “Green Energy Masters” and all related service marks, if any; (ii) all internet domain names, applications, reservations and registrations therefore, uniform resource locators and the corresponding internet sites; (iii) logos, slogans and associated artwork; (iv) all rights to any and all trademarks, copyrights, service marks, trade names and internet domain names used in connection with the Business; (v) to the extent assignable, all licenses and other rights of Seller and the Shareholders to software used in connection with the Business (collectively, the “Software”); and (vi) all documents related to any of the foregoing;

(d)           All rights and benefits to the leases, contracts, agreements or other commitments listed on Exhibit B (the “Assumed Contracts”);

(e)           All telephone numbers, customer and supplier lists of the Business and other confidential and proprietary information used in operation of the Business;

(f)           Any and all other equipment, inventory, documents and materials pertaining to the Business;

(g)           The goodwill and going concern value of the Business and the Assets; and

(h)           The rights for any other contracts, arrangements or agreements running in favor of Seller in conjunction with the Business, not including the Excluded Assets as listed in Exhibit B.

From the date of this Agreement through the Closing Date, Seller shall continue to operate and use all of the Assets in the normal course of the Business and shall not dispose of any Assets except in the normal course of the Business.

1.2           Excluded Assets.  The parties agree that the following items shall be excluded from the Assets being sold to Buyer (the “Excluded Assets”):

(a)           Any and all pension, 401(k), profit sharing and savings plans and trusts and any other “employee benefit plans” within the meaning of Section 3(3) of U.S. Department of Labor in the Employee Retirement Income Security Act (“ERISA”) and any assets thereof;

(b)           Seller’s corporate charter, minute books, stock books, shareholder lists, taxpayer and other identification numbers, seals, blank stock certificates and other documentation relating to the existence of Seller as a corporation;

(c)           All of the Seller’s right title and interest in and to the following leases:  (i) that certain Standard Sublease Multi-Tenant dated as of May  4, 2011 (the “CA Lease”) between Seller and Gerry O. Sullivan for the space located at 55 Dorman Avenue, San Francisco California  94124 (the “CA Premises”), (ii) that certain Commercial Lease dated as of March 25, 2011 (the “FL Lease”) between Seller and EBE USA, Inc. for space located at 4446 Carver Street, Lake Worth, Florida 33461 (the “FL Premises”),  (iii) that certain License Agreement dated as of March 31, 2011 (the “NY Lease”, and together with the CA Lease and the FL Leases, the “Leases”) between Seller and Jay Suites II, LLC for the space located at 369 Lexington Avenue, Suite 303, New York, New York  10017 (the “NY Premises”, and collectively with the CA Premises and the FL Premises, the “Leased Premises”); and

(d)           the accounts receivable of Seller presently existing or existing on the Closing Date as set forth on Exhibit C (the “Accounts Receivable”). However, Seller agrees that Buyer shall use its best efforts to collect the Accounts Receivable in accordance with Section 3(c) hereof.

ARTICLE II.
LIABILITIES

2.1           Assumed Liabilities.  On the Closing Date, Buyer shall only assume those liabilities and obligations accruing after Closing arising under the Assumed Contracts and those liabilities specifically set forth on Exhibit D attached hereto and made a part hereof (collectively, the “Assumed Liabilities”).  Except for the Assumed Liabilities, Buyer shall not assume any other liabilities or obligations of Seller.

2.2           Retained Liabilities.  Except for the Assumed Liabilities, Seller shall continue to bear sole responsibility and liability for all other obligations, liabilities, commitments, debts or guarantees of the Business, Seller or any subsidiary or affiliate of Seller (collectively referred to as the “Retained Liabilities”).  The Retained Liabilities shall include, but not be limited to, any and all liabilities with respect to any of the following, whether the claim is made or asserted before or after the Closing:

(a)           any liabilities or obligations of Seller to its creditors not paid prior to or at the Closing, including, without limitation the obligations arising under that certain Promissory Note dated as of August 13, 2010, maturing August 13, 2011 made by Seller in favor of First Bank of Commerce in the maximum principal sum of $800,000.00 (the “Bank”), and any and all obligations and instruments relating thereto (collectively, the “Existing Bank Debt”);

(b)           any liabilities or obligations of Seller with respect to any transactions of Seller occurring after the Closing;

(c)           any sales or income tax or other liabilities or obligations of Seller incurred in connection with Seller's operation of the Business or the Assets;

(d)           any liabilities or obligations of Seller or any contingent liabilities or obligation of Seller arising under or in connection with the Excluded Assets;

(e)           any liabilities or obligations for a product liability or similar claim for defective manufacture or injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product designed, engineered, manufactured, produced, sold or leased by or on behalf of Seller on or prior to the Closing;

(f)           any liabilities or obligations arising prior to or as a result of the Closing to any employees, agents or independent contractors of Seller, whether or not employed by Buyer after the Closing, or under any benefit arrangement with respect thereto;

(g)           any liabilities or obligations of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts;

(h)           any liabilities or obligations with respect to intellectual property infringement (including patent, copyright and trademark infringement), employee injury, occupational disease or disablement, worker’s compensation, regulatory, labor, employment, unemployment, tax and negligence resulting from, relating to or arising out of Seller's conduct;

(i)           any liabilities or obligations with respect to all present or future litigation, proceedings, claims or investigations based on Seller's conduct prior to the Closing Date;

(j)           any liabilities or obligations associated with or relating to any salary or benefits owing to any employee of Seller or the Business prior to the Closing Date;

(k)           any liabilities or obligations to indemnify any person, including, but not limited to any present or past director, officer, employee, partner or agent of Seller whether such indemnification is for judgments, damages (as that term is hereinafter defined), penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, by-law, agreement or otherwise; and

(l)           any liabilities or obligations of Seller for breach or failure to perform any of the covenants, representations and warranties or agreements contained in, or made pursuant to, this Agreement.

2.3           Existing Bank Debt.  Buyer and Seller acknowledge and agree that Buyer may, in its sole and absolute discretion, may at any time cause the Existing Note to be amended, modified or recast to become having such terms and conditions satisfactory to Buyer in Buyer’s sole discretion (the Existing Bank Debt, as same may be amended and recast as described herein, is referred to as the “Bank Note”). Seller agrees that it will use commercially reasonable efforts with Buyer to amend, modify or recast the Bank Note. The parties further agree that, notwithstanding anything in this Agreement to the contrary or in any other agreement related hereto to the contrary,  and in the event of a conflict of provisions relating to default and set-off in this Agreement or in any other  agreement between Buyer (its parent and/or affiliated entities) and Seller, in addition to any remedies available at law or in equity in the event of such material breach by Seller or its shareholders, Buyer or QSGI, Inc., shall be entitled to set-off and/or use of any monies or payments due to Seller or its shareholders to satisfy the Bank Note.  By their signatures hereto, Moshe Schneider and Avner Harel agree to the terms of this Article and the rights afforded hereunder and further agree to execute such documents as Buyer or the Bank Note lender shall from time to time shall request including but not limited to reaffirmation of guaranties or execution of new guaranties.

  ARTICLE III.
PURCHASE PRICE; ACCOUNTS RECEIVABLE

3.1           Purchase Price.  The purchase price (“Purchase Price”) for the Assets and the non-competition agreements of Seller hereunder shall be calculated as follows:

(a)           Up to $412,500, pursuant to a subordinated secured promissory note made by Buyer in favor of Seller at Closing (the “Asset Purchase Note”) in the form set forth in Exhibit E attached hereto.  The parties acknowledge and agree that the Asset Purchase Note shall be expressly subordinate to the Bank Note and Buyer shall not be obligated to make any payments under the Asset Purchase Note to the extent such payments are prohibited by the terms of the Bank Note and further to the rights of Victory Park Management, LLC, Victory Park Credit Opportunities Master Fund, Ltd., for themselves and in any other capacity (“VPM”) and any and all security agreements and other documents and interests granted in connection therewith, all pursuant to that certain Settlement Agreement dated April 9, 2010 and the Order Confirming the same in Case Number 09-23658, United States Bankruptcy Court, Southern District of Florida, In re: QSGI, Inc. (the “Settlement Agreement”), as a result of a covenant default or otherwise or if such payment will result in a covenant default under the Bank Note or the Settlement Agreement; plus

(b)           The Earnout (as hereinafter defined); plus

(c)           The Excess A/R (as hereinafter defined), if any; less

(d)           The A/R Deficit (as hereinafter defined), if any; less

(e)           The Asset Purchase Note Deficit (as hereinafter defined), if any, less

(f)           Expenditures made as a result of Seller’s indemnity, if any, less

(g)           Charges made against EBITDA for any deficit remaining as a result of the calculations in 3.1 (a) – (e).

3.2           Pro-rations and adjustments.  Pro-rations and adjustments to the Purchase Price shall be made as of the Closing Date for expenses relating to the operation of the Assets including real and personal property taxes, utilities bills and transferable State, County and City licenses used in the operation of the Business. Such pro-rations and adjustments shall first be set-off against the Asset Purchase Note and if any short-fall exists thereafter, against the Earnout.

3.3           Accounts Receivable.  Buyer will use its reasonable efforts in the ordinary course of business to collect the Accounts Receivable for a period commencing on the Closing Date and expiring on December 31, 2012 (the “Collection Period”).  On or prior to April 30, 2013 (the “Determination Date”), the parties shall determine the amount of the Accounts Receivable collected during the Collection Period (as the same may be reduced pursuant to Section 3.4 below, the “Collected Receivables”); provided that Seller shall be entitled to collect any Accounts Receivable deemed by Buyer uncollectible at the Determination Date.  The Collected Receivables shall be utilized, first, to payoff the outstanding balance of the Bank Note, second to reimburse Buyer for the debt service paid by Buyer on the Bank Note, and third, to pay a collection fee equal to Buyer’s cost of collection (including but not limited to salaries, benefits, out of pocket costs) as incurred (collectively, such amounts are referred to herein as the “A/R Costs”).  Any Collected Receivables which exceed the A/R Costs shall be paid in cash to Seller on or prior to the Determination Date (the “Excess A/R”).  If the Collected Receivables are less than the A/R Costs, the Purchase Price shall be reduced on a dollar-for-dollar basis by virtue of reducing the principal balance on the Asset Purchase Note (the “A/R Deficit”).

3.4             Asset Purchase Note.  Pursuant to the terms of the Asset Purchase Note, and provided the Buyer is not prohibited from making payment pursuant to the Bank Note, the Settlement Agreement or the Asset Purchase Note itself, Buyer shall make monthly payments; provided, further, that the making of any payment is not prohibited by any other arms length agreement between Seller or its parent entity, QSGI, Inc, a Delaware corporation, and any third party.  The Asset Purchase Note shall be amortized over a twelve month period commencing on October 1, 2011 and expiring on December 5, 2016.

ARTICLE IV.
EARNOUT

4.1           Definitions.  When used in this Article IV, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Article IV:

“Earnout” means the cash and shares of Earnout Stock, if any, to which Seller becomes entitled, determined as provided in this Article IV for five (5) Earnout Periods, as hereafter defined.

“Earnout Cap” means an amount equal to $25,000,000.

“Earnout Stock” means common stock in QSGI subject to the restrictions set forth in SEC Rule 145(d) of the 1933 Act.

“EBITDA” means the earnings of the Buyer before provision for interest expense and interest income, all federal, state and local income taxes for such period, depreciation and amortization, determined in accordance with generally accepted accounting principles; provided that, in making such determinations:

(i)           fees and expenses (including prepayment penalties) in connection with financings shall be excluded as an expense in determining EBITDA unless directly attributable to the Seller;

(ii)           the proceeds from and any dividends or refunds with respect to, and any increases in the cash surrender value of, any life insurance policy covering employees of the Buyer under which the Buyer is the named beneficiary or otherwise entitled to recovery, shall be included as income;

(iii)           the premium expense related to any life insurance policy referred to in clause (ii) above shall be included as an expense;

(iv)           any change to contingent items such as bad-debt reserves, contingent reserves or inventory write offs or write downs shall be included;

(v)           for any service reasonably rendered or provided to the Buyer by any of Buyer’s affiliates, the Buyer shall be charged for such services at Buyer’s out-of-pocket cost, and such charges shall be treated as an expense;

(vi)           except as may otherwise be specifically set forth herein, any of the Buyer’s reasonable costs of integration directly attributable to this transaction, not to exceed an aggregate of $50,000.00, shall be included as an expense in determining EBITDA;

(vii)           any extraordinary or unusual gains or losses, and/or gains or losses from the sale of real property, investments, securities or other capital assets used by the Buyer in its operations after Closing shall be included, including, any write-off of bad debt that is deemed to be an extraordinary loss;

(viii)           any other expense of the Buyer incurred in connection with this transaction shall be excluded as an expense in determining EBITDA; provided, however, that one half of the cost to have Seller’s financial statements audited if the field work is not completed within 45 days of closing, as completion is determined in the sole discretion of the independent auditors, shall be charged against Collected Receivables;

(ix)           any expenses arising from the granting by Buyer of stock options or other similar arrangements to Seller or key employees of the Buyer shall be excluded as an expense in determining EBITDA;

(x)           in the event that Buyer makes any acquisition of another entity during the period commencing on the Closing Date through the Earnout Period which entity’s financial results are consolidated with the Buyer for operational purposes, the income and expenses relating to such acquired entity shall be excluded, unless Seller consents to such acquisition in advance;

(xi)           in the event that the employment of Schneider or Harel is terminated and the Buyer hires a replacement for Schneider or Harel, as the case may be, the amount of the annual salary, bonus payments and fringe benefits payable to such replacement, in excess of the salary, bonus and benefits which would have been payable in the absence of such termination, shall be excluded as an expense in determining EBITDA;

(xii)           any charge for impairment or amortization of goodwill relating to the purchase of the Shares as contemplated by this Agreement shall be excluded as an expense in determining EBITDA;

(xiii)           the Accounts Receivable shall be excluded;

(xiv)           any and all interest paid on the Bank Note and the Asset Purchase Note shall be excluded from the calculation;

(xv)           any charge, fee, cost, or expense arising from or relating to Seller’s default under this Agreement or any agreement entered into in connection herewith shall be included in the EBITDA calculation; and

(xvi)           any charge, expense or cost of goods or services provided by an affiliate of QSGI to Buyer shall be included in the EBITDA calculation.

“EBITDA Excess Amount” means the amount, if any, by which EBITDA for any period exceeds the EBITDA for highest earning prior period.

“EBITDA Multiple Amount” means, (a) a multiple of five (5) times EBITDA for the twelve (12) month Earnout period commencing October 1, 2011 an ending on September 30, 2012.  A multiple of four (4) times EBITDA for the next twelve (12) month Earnout Period.  A multiple of three (3) times EBITDA for each of the third, fourth and fifth Earnout Periods, as applicable.

“Earnout Period” means the period of time commencing on October 1 and ending on the last day of the twelfth month thereafter (i.e., September 30) of each twelve month period for which an Earnout is to be calculated.

“Independent Accountant” shall mean Morrison Cogen or his successor if agreed to by the parties.

“Market Share Price” shall mean the value of QSGI common stock, based on the average of the last reported price per share of the Common Stock (symbol: “QSGI”) on the national securities exchange on which the Common Stock of QSGI is listed over the ten (10) trading days immediately preceding the Earnout Payment Date or, if the Common Stock is not listed on any such national securities exchange, then on the automated quotation system on which the Common Stock is principally quoted (it being acknowledged that such closing prices are currently reported and published in OTC Bulletin Board’s “Daily Trade and Quote Summary”), or, if the Common Stock is not then listed on any exchange or quoted on any automated quotation system, then Seller shall have the right to elect payment of the Earnout solely in cash.

“Share Price” shall mean the greater of (a) the Market Share Price, or (b) Twenty-Five Cents ($.25) per share of Common Stock of QSGI.

“QSGI” means QSGI, Inc., a Delaware corporation.

4.2           Earnout.  As part of the Purchase Price, Buyer will pay to Seller the Earnout, if any.  The Earnout shall be payable pursuant to the provisions of Sections 4.6 and 4.7 below.

(a)           Seller shall be entitled to an Earnout calculated as follows:

(i)           For the first Earnout Period, an amount equal to EBITDA multiplied by the EBITDA Multiple Amount for such period.

(ii)           For each subsequent  Earnout Period, an amount equal to the EBITDA Excess Amount for such period multiplied by the EBITDA Multiple Amount for such period. In the event there is no EBITDA Excess Amount, the Earnout shall be $0.

(b)           Notwithstanding anything to the contrary contained herein, in no event shall the total Earnout exceed the Earnout Cap.

(c)           The parties acknowledge and agree that the scenarios set forth on Schedule 1 attached hereto accurately exemplifies the calculation of a potential Earnout.

4.3           Earnout Statement.  On or before seventy five (75) days from the last day of the EBITDA Multiple Amount  calculation date, Buyer shall deliver to Seller a statement specifying the EBITDA and, based thereon, Buyer’s calculation of the Earnout, if any (the “First Earnout Statement”).  Within the similar time frame following the EBITDA Multiple Amount  calculation date for each of the four years  thereafter, Buyer shall deliver to Seller a statement specifying the EBITDA Excess Amount and, based thereon, Buyer’s calculation of the Earnout, if any (such statements, together with the First Earnout Statement, are each referred to herein as an “Earnout Statement”).

4.4           Earnout Dispute Resolution.  If Seller reasonably believes that the Earnout Statement contains mathematical errors or has not been prepared in accordance with this Agreement or is otherwise incorrect, Seller may deliver to Buyer a written notice of such objection no later than 30 days after the date on which Buyer delivered the Earnout Statement to Seller, which notice shall specify the nature of each dispute and the basis therefor (an “Earnout Objection”).  Failure by Seller to deliver an Earnout Objection within such 30-day period shall be deemed to be Seller’s acceptance of the Earnout Statement as the Final Earnout Statement.  The Parties shall negotiate in good faith to reach agreement resolving all disputes in the Earnout Objection within 30 days after its delivery.  If the Parties are unable to resolve any or all such disputes within such 30-day period, the Parties shall, promptly after the expiration of such period, submit for resolution all unresolved disputes to the Independent Accountants in the manner and in accordance with the same procedures set forth in Section 2.6.3.  The Independent Accountants’ determination shall be final, binding and conclusive, and judgment on such determination may be entered in any court of competent jurisdiction located in Palm Beach County, Florida.  Buyer shall cause the books and records of the Buyer to be made readily available, upon not less than 24 hours written notice, during normal business hours, to Seller and its representatives, shall permit access to its facilities and, without undue disruption of Buyer’s business operations, Buyer shall, and shall cause the personnel of the Buyer to, cooperate fully with Seller and its representatives, in their review of the Earnout Statement and the resolution of any disputes with respect thereto.

4.5           Final Earnout Statement.  The Earnout Statement shall become the “Final Earnout Statement,” and as such shall become final, binding and conclusive for all purposes of this Agreement, upon the earliest to occur of the following:

(a)	the mutual acceptance by Buyer and Seller of the Earnout Statement, with such changes as may be agreed upon by the parties;

(b)	the expiration of 30 days after Seller’s receipt of the Earnout Statement, without a timely Earnout Objection by Seller in accordance with Section 4.4; or

(c)	the delivery to Buyer and Seller by the Independent Accountants of the report of their determination of all disputed matters submitted to them pursuant to this Article IV.

4.6           Payment of the Earnout.  In the event an Earnout is due and payable under this Article IV, subject to Section 4.7 below, the Earnout shall be paid, but allocation of the form of said payment between cash and/or Earnout Stock shall be  in Buyer’s sole and absolute discretion.  That portion Earnout being paid in cash shall be paid by wire transfer of immediately available funds to an account designated by Seller, and,  subject to Section 4.7 below, that portion of the Earnout being paid via issuance of Earnout Stock shall be determined by dividing the applicable Earnout by the Share Price for the applicable period.  Fifty percent (50%) of the Earnout then due shall be payable to Seller within five (5) business days after the date on which the Earnout Statement becomes the Final Earnout Statement for any applicable period (the “Annual Earnout Payment Date”), and the other fifty (50%) of the Earnout shall be deferred (the “Deferred Earnout”) until five (5) business days after the date on which the Earnout Statement becomes the Final Earnout Statement for the fifth and final Earnout period (the “Deferred Earnout Payment Date”).   For so long as the Deferred Earnout calculation exceeds Two Million Dollars ($2,000,000) (“Deferred Earnout Security Minimum”), Seller or its assigns will be entitled to a security interest in the Assets.  At such time as the (i) Asset Purchase Note is fully paid and (ii) Deferred Earnout is paid or is reduced below the Deferred Earnout Security Minimum, the security interest granted shall be forthwith released and of no further force and effect, and Buyer shall have the right to evidence such release of record or otherwise..

4.7           Shareholder Consent.  Seller acknowledges and agrees that payment of all or some of the Earnout as Earnout Stock shall be subject to the votes of the shareholders of QSGI, Inc., a Delaware corporation at its  next annual meeting of the shareholders.  At such meeting, Buyer shall cause the shareholders of QSGI to vote on the issuance of the right of QSGI to issue Earnout Stock at the Share Price. It being understood that a shareholder voting against the right to issue Earnout Stock will be granted the shorter of (i) the period of time granted to such shareholder under Delaware law or (ii) a fifteen (15) days to purchase its prorata portion of the Common Stock that would be issued so that such dissenting shareholder’s interest will not be diluted and the monies from said sale will be used to pay the Earnout compensation then due to Seller.  Notwithstanding the foregoing or anything in this Agreement to the contrary, if the calculation of such Earnout Stock due to Seller would result in the Seller owning greater than or equal to fifteen percent (15%) of the then outstanding Common Stock of QSGI, QSGI shall be obligated to offer to QSGI’s then-current shareholders, for a period of forty-five (45) days after written notice thereof, the right to purchase additional shares of Common Stock at the then-current Market Share Price and all timelines impacted by this provision whether contained in this Agreement or other agreement executed in connection herewith shall be adjusted accordingly. By their signatures hereto, Marc Sherman and Dave Meynarez, current shareholders of QSGI, agree to vote in favor of the issuance of the Earnout consideration as called for in this Agreement as evidenced by the written consent attached hereto as Exhibit F (the “Written Consent”).

4.8           Assignment.  Buyer acknowledges and consents to any assignment by Seller of its right to receive the Earnout to the Shareholders. Notwithstanding this right, Seller acknowledges that the Earnout payments are not present or deferred compensation to its Shareholders.

4.9           Post Closing Audit Financials.  The Seller shall provide within 45 days of Closing Date audited balance sheets, statement of income and statement of cash flows for twelve month periods ending December 31, 2009 and December 31, 2010 and the six-month period ending June 30, 2011, provided that half of any costs associated herewith shall be borne by the Seller and Buyer equally.  The Financial Statements provided hereunder shall not serve as the basis for any adjustments in the Purchase Price.

  ARTICLE V.
THE CLOSING AND CLOSING DELIVERIES

5.1           Closing.  The consummation of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Buyer’s attorney or such other place as mutually agreed by the parties on September __, 2011 (the “Closing Date”).  The Closing shall be effective as of the close of business on the Closing Date.  The Closing may be accomplished by fax, email and overnight delivery of originals.

5.2           Seller’s Deliveries.  On or before Closing, Seller shall deliver to Buyer each of the following:

(a)           a duly executed Bill of Sale in the form attached hereto as Exhibit G dated as of Closing Date conveying to Buyer all Assets, containing warranties that Seller is the owner of the personal property contained therein, free and clear of any and all liens, claims or encumbrances of every nature or kind;

(b)           appropriate evidence of Seller’s good standing and a certified copy of resolutions of the shareholders and directors of Seller authorizing:  (i) the transactions contemplated hereby; and (ii) the execution of this Agreement and the documents required in connection herewith;

(c)           an executed Assignment of Contracts and Domain Name in a form mutually agreeable to the parties;

(d)           an Employment Agreement in the form attached hereto as Exhibit H executed by Schneider (the “Schneider Employment Agreement”);

(e)           an Employment Agreement in the form attached hereto as Exhibit I executed by Harel (the “Harel Employment Agreement”);

(f)           executed Non-Competition Agreements by Schneider and Harel in the form attached hereto as Exhibit J; and

(g)           executed Nondisclosure and Development Agreements in the form attached hereto as Exhibit K;

(h)           certification and warranty by Seller and the Shareholders that Seller’s Accounts Receivables are equal to or greater than $725,000 in the form of certification acceptable by Buyer;

(i)           certification and warranty  by Seller and the Seller and the Shareholders, that each knows of no matter of a material nature which will adversely impact Buyer and that all representations and warranties in this Agreement and true and correct from the date of the Letter of Intent to the time of Closing; and

(j)           all other items or documents which may be required or appropriate in connection with the consummation of the transactions contemplated hereby.

5.3           Buyer’s Deliveries.  At Closing, Buyer shall:

(a)           deliver the Asset Purchase Note to Seller;

(b)           accept the Assignment and Assumption of Contracts and Domain Name;

(c)           deliver the Schneider Employment Agreement executed by Buyer;

(d)           deliver the Harel Employment Agreement executed by Buyer;

(e)           deliver the Non-Competition Agreement executed by Buyer;

(f)           deliver the Written Consent executed by Marc Sherman and Dave Meynarez; and

(g)           deliver all other items or documents which may be required or appropriate in connection with the consummation of the transactions contemplated hereby.

5.4           Possession.  Actual possession of all of the Assets shall be delivered to Buyer at Closing.

5.5           Conditions Precedent.  Unless waived by either party in writing, the obligations of the parties hereunder are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

(a)           The representations and warranties of Seller and Buyer contained in this Agreement or in any exhibit, list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such date, except to the extent affected by the transactions and passage of time contemplated hereby.

(b)           Seller and Buyer each shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)           All consents, approvals and authorizations (collectively, “Consents”) of any person necessary to the consummation by Seller and Buyer of the transactions contemplated by this Agreement shall have been obtained; provided, however, that in the event such Consents are not obtained prior to Closing, the parties shall work with diligence and good faith to obtain such Consents to fully effectuate the transfer of the Assets.

(d)           On the Closing Date, the value of the Accounts Receivable which remain outstanding as of Closing shall be greater than or equal to $725,000 as set forth on Exhibit C attached hereto.

In the event any condition precedent is not fulfilled on the Closing Date, Seller and Buyer, in addition to any other rights, will have the option of (i) waiving the condition and closing "AS IS" (subject to any agreements to cooperate on a post-closing basis, as set forth above), or (ii) terminating this Agreement.

  ARTICLE VI.
  REPRESENTATIONS AND WARRANTIES

In order to induce Buyer to purchase the Assets and enter the agreements set forth in this Agreement, Seller and each of Shareholders jointly and severally represent, warrant and agree that the following are true and correct as of the date hereof and will be true and correct as of Closing:

6.1           Organization, Good Standing, Corporate Power and Authority.

(a)           The Gasket Guy, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has corporate power and authority to carry on its Business as it is now being conducted and to own the properties and assets it now owns in the State of Florida.

(b)           Green Energy Masters, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, has limited liability power and authority to carry on its Business as it is now being conducted and to own the properties and assets it now owns in the State of Florida.

(c)           This Agreement has been duly authorized, executed and delivered on behalf of Seller, and assuming due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding agreement of Seller and Shareholders enforceable against Seller and Shareholders, in accordance with its terms, except as such enforcement may be limited by: i) any applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and conveyance laws and other similar laws of general application relating to or affecting the rights and remedies of creditors; or ii) general principles of equity, whether considered in a proceeding at law or equity.

(d)           The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in violation of, require the consent or approval of any third party under, conflict with, or result in any acceleration or default or any similar adverse effect under: iii) any term or provision of the Articles of Incorporation or Bylaws of Seller; or iv) assuming the consents required in connection with the assignment to Buyer of the Assumed Contracts are obtained, any provision of any instrument to which Seller or a shareholder is a party or by which Seller or the shareholders, or any of Seller’s or the Shareholders’ properties or assets are bound, except where the violation, failure to obtain consent or approval, conflict, acceleration or default would not have a material adverse effect.

6.2           Title to Assets.  Except with respect to the Bank Note, Seller and Shareholders, as applicable, owns and has good and marketable title to the Assets, free and clear of all liens, encumbrances and claims of any kind, except as disclosed to Buyer in this Agreement.  All of the Assets are owned by Seller and Shareholders, as applicable, and Seller and Shareholders are not leasing or holding on consignment any equipment, furniture, fixtures or personal property.  Upon consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Assets free and clear of all liens, encumbrances and claims of any kind.  All of the Assets listed on Exhibit A are currently in the care, custody, and control of Seller and/or the Shareholders, and none of such Assets were sold, removed depleted or damaged prior to Closing.

6.3           Leased Real Property.  Seller does not own any real property.  The Business is conducted only at the Leased Premises and that Seller agrees to maintain all leases in Seller’s name until further notice from Buyer. Notwithstanding this fact, Buyer is not considered an assignee of Seller but a sub-tenant of Seller, as applicable. Any and all such sub-tenancies my not be cancelled by Seller or otherwise  without  90 days  prior notice. There are and will hereafter not be any leases, subleases or other agreements granting to any party, other than Seller, the right or use of occupancy of any portion of the Premises.  There are no standing options or rights of first refusal to purchase or lease any of the Leased Premises.

6.4           Compliance with Laws.  Neither Seller nor any Shareholder  has notice or knowledge of any violation of any laws (whether statutory or otherwise), regulations, rules, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, local or otherwise) (“Requirements of Law”) applicable to the Business or the Assets including, without limitation, all environmental, health or safety laws, rules and regulations applicable to the Business or the Assets.

6.5           Litigation.  Seller and Shareholders are aware of no claim, action, suit, proceeding, dispute or investigation (including without limitation investigations into the methods of operation employed by Seller or the conduct of the Business by Seller) pending or threatened before any court, any arbitrator of any nature, or any governmental authority, department, commission, board, agency or instrumentality, brought by or against Seller the Shareholders, officers, directors or employees, involving, affecting or relating to any of the Assets, the Business, Seller, or the transactions contemplated by this Agreement.

6.6           Broker’s Fee.  Seller or Shareholders are not parties to, or in any way obligated under, any verbal or written agreement providing for the payment of fees and expenses to any broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement.

6.7           Contracts.  Each of the Assumed Contracts is a valid and binding obligation of the parties thereto and in full force and effect.  Seller or Shareholders, as applicable, have performed all material obligations required to be performed by it to date under the Assumed Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.  Each of the other parties to the Assumed Contracts has performed all material obligations required to be performed by it to date under the Assumed Contracts, and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder.  Neither Seller nor any Shareholder knows, nor has it received any notice, of the intention of any party to terminate any Assumed Contract.  True and complete copies of each of the Assumed Contracts have been delivered to Buyer.  Neither Seller no Shareholders shall enter into any new agreements relating to the Assets, or otherwise materially modify any Assumed Contracts, without obtaining Buyer’s prior written consent.

6.8           Tax Liens.  No tax lien has or will attach to any of the Assets and there are no tax liens upon such assets or disputes pending or claims asserted for taxes upon Seller or Shareholders in connection with the Business.

6.9           Other Agreements.  Neither Seller nor Shareholders, in connection with the operation of the Business, are a party to or bound, and the Assets are not bound or affected, by any:

(a)           Indenture, note, loan or credit agreement or other contract relating to the borrowing of money by the Seller which will not be released at Closing;

(b)           Covenant not to compete or confidentiality agreement;

(c)           Contract for the sale of any of its assets related to or used in connection with the Business (other than inventory sales in the ordinary course of business);

(d)           Contract which would prevent the sale contemplated herein or otherwise adversely impact upon Buyer’s rights pursuant to or arising under this Agreement; and

(e)           Contract to which the Seller or any Shareholder is a party and by which it or any of its assets or the Business are bound or that is material to the use or operation of the acquired Assets.

6.10           Employees. With respect to the employees of Seller:  (a)  there are no labor and collective bargaining agreements or defined benefit pension plans to which Seller is a party or by which it is bound;  (b) there are no employment, profit sharing, deferred compensation, bonus, consultant, retirement, welfare, vacation, severance or incentive agreements, plans or contracts that Seller has in place for the employees of the Business; (c) all wages and entitlements have been paid. Seller has not engaged in any unfair labor practice while operating the Business.  No unfair labor practice complaints have been filed against Seller with the National Labor Relations Board with respect to the Business, and Seller has received no notice or communication reflecting an intention or threat to file any such complaint with respect to Seller or the Business.

6.11           Disposal of Assets.  From the date of the Letter of Intent and until Closing, neither Seller nor any Shareholder will sell or agree to sell or otherwise dispose of, or engage in any activity which would have or does have a material adverse effect on, the Assets or the Business.  Until the Closing, Seller and Shareholders shall conduct the Business in the ordinary course of business.

6.12           Bank Note.  The Bank Note shall not hereafter be modified, amended or extended without written agreement and approval of Buyer.

6.13           Disclosure.  Each  has furnished to Buyer or Buyer’s representatives complete and accurate copies or originals of all documents and/or information material to the operation of the Business and the Assets.  No written disclosure (including the Exhibits attached hereto) or written statement of fact, including but not limited to as contained in this Agreement (including any Exhibits attached hereto), contains or will contain any untrue statement of material fact, or omits or will omit to state any item or material fact necessary in order to make the statements herein or therein contained not misleading.  The Exhibits to this Agreement are complete and accurate in all material respects with respect to the information the Exhibits purport to provide.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES OF BUYER

In order to induce Seller and Shareholders to sell the Assets and enter into the restrictive covenants, Buyer represents, warrants and agrees that the following are true and correct as of Closing:

7.1           Organization, Good Standing, Corporate Power and Authority.

(a)           Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)           This Agreement has been duly authorized, executed and delivered on behalf of Buyer, and assuming due authorization, execution and delivery by Seller, constitutes the legal, valid and binding agreement of Buyer enforceable against Buyer, in accordance with its terms, except as such enforcement may be limited by: v) any applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and conveyance laws and other similar laws of general application relating to or affecting the rights and remedies of creditors; or vi) general principles of equity, whether considered in a proceeding at law or equity.

(c)           The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in violation of, require the consent or approval of any third party under, conflict with, or result in any acceleration or default or any similar adverse effect under: vii) any term or provision of the Articles of Incorporation or Bylaws of Buyer; or viii) any provision of any instrument to which Buyer or a shareholder is a party or by which Buyer or the shareholders, or any of Buyer’s or the shareholders’ properties or assets are bound, except where the violation, failure to obtain consent or approval, conflict, acceleration or default would not have a material adverse effect.

7.2           Broker’s Fee.  Buyer is not a party to, or in any way obligated under, any verbal or written agreement providing for the payment of fees and expenses to any broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement.

7.3           Disclosure.  No representation or warranty by Buyer in this Agreement, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

ARTICLE VIII.
ADDITIONAL COVENANTS

8.1           Domain Names.  At Closing, Seller shall transfer to Buyer any and all registrations to all of the domain names of the Business and shall undertake any and all actions necessary to transfer the domain names.

8.2           Intentionally deleted.

8.3           Disposition of Documents; Mail.  At Closing, Buyer shall have title to, and Seller shall deliver to Buyer, all Seller's documents and records related to the Assets.  All mail addressed to Seller which is received by Buyer following Closing may be opened by Buyer and, if in Buyer’s reasonable discretion such mail pertains to Seller’s affairs and not to Buyer’s affairs, such mail shall be promptly forwarded by Buyer to Seller.  All mail received by Seller following Closing which pertains to the Assets or the Business shall be promptly forwarded by Seller to Buyer.

8.4           Cooperation and Further Assurances.  Subject to the terms and conditions herein provided, the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Requirements of Law to consummate and make effective the transactions contemplated by this Agreement.  Seller, Shareholders and Buyer shall execute and deliver to the other, after Closing, any other instrument which may be reasonably requested by the other and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to obtain any consents or licenses necessary for Buyer to operate the Business in the manner operated by Seller prior to Closing.

ARTICLE IX.
SURVIVAL; INDEMNIFICATION AND SETOFFS

9.1           Indemnification of Buyer. Subject to the limitations of Section 9.4 below, Seller and/or each or both of the  Shareholders shall defend, advance as incurred all costs (inclusive of attorneys fees and costs with counsel of the Buyer Indemnified Persons choice) and  hold Buyer and its, parent entity, affiliates, shareholders, directors, officers, successors, assigns, and agents (collectively “Buyer Indemnified Persons”), harmless and indemnify each of them from and against, (and Seller waives any claim for contribution or indemnity against Buyer Indemnified Persons ) and with respect to any claims, actions, administrative proceedings, judgments, compensatory damages, punitive damages, penalties, fines, costs, liabilities, sums paid in settlement or compromise of claims, interest or losses, reasonable attorneys' fees, expert witness fees and expenses, together with all other costs and expenses of any kind or nature, including any such fees and expenses, relating to a claim for Indemnification (“Indemnified Losses”) incurred or to be incurred by any of them to the extent resulting from or arising from:

(a)           The breach of any agreement, covenant, representation, warranty, or other obligation made or incurred under or pursuant to this Agreement or any document delivered pursuant hereto;

(b)           Seller’s operation of the Business;

(c)           The ownership, use, operation or maintenance of the Assets prior to the Closing Date;

(d)           Any federal, state, county, local or municipal tax or assessment against Seller or arising from or in connection with the operation of the Business, the Purchased Assets,  or otherwise.

9.2           Indemnification of Seller. Subject to the limitations set forth in Section 9.4 below, Buyer shall hold Seller, its affiliates, shareholders, officers, directors, successors, assigns and agents (collectively “Seller Indemnified Persons”) harmless and indemnify each of them from and against, and Buyer waives any claim for contribution or indemnity against the Seller Indemnified Persons with respect to any and all Indemnified Losses incurred or to be incurred by any of them, to the extent resulting from or arising out of:

(a)           the breach of any agreement, covenant, representation, warranty, or other obligation of Buyer made or incurred under this agreement or any document delivered pursuant hereto;

(b)           the ownership, use, operation or maintenance of the Business or the Assets by or on behalf of Buyer from and after the Closing Date unless the claim, suit, action, matter, loss, damage or damages arise from or relate to facts or occurrences which pre-date the Closing Date; and

(c)           any action by QSGI, Inc.’s shareholders in connection with the transaction contemplated hereby.

9.3           Notice of Claim. In the event that a Party seeks indemnification hereunder such Party (the “Indemnified Party”) shall give written notice to the indemnifying Party (the “Indemnifying Party”) specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted.  Subject to the terms hereof, the Indemnifying Party shall pay the amount of any valid claim not more than thirty days (30) after the Indemnified Party provides notice to the Indemnifying Party of such amount..

9.4           Setoff Rights.  In addition to all other rights and remedies that either party may have, each party shall have the right to setoff, against any and all amounts due to the other party, whether due under this Agreement, the Earnout, the Asset Purchase Note or any other agreement, any sums for which such party is entitled to under this Agreement (as determined by such party in good faith), including, without limitation, sums due as a result of indemnification obligations, and warranty claims.

ARTICLE X.
MISCELLANEOUS

10.1           Assignment.  The rights, duties and privileges of Seller shall not be transferred or assigned in whole or in part without the prior written consent of Buyer.

10.2           Risk of Loss.  If prior to Closing, the Assets or the Business are damaged by fire or any other casualty or if they become subject to eminent domain proceedings, then Buyer shall have the option of canceling this Agreement and receiving a return of all deposits paid hereunder.

10.3           Non-Competition.

(a)           Unless bound by another agreement relating to competition in which Buyer is a party, which other agreement shall control, for a period of three years after the Closing Date, Shareholders and Seller (including, but not limited to, Seller's officers, directors, shareholders, or employees) shall not, directly or indirectly, as an officer, director, employee, agent, partner, shareholder, consultant, independent contractor or otherwise, for Seller's benefit, or on behalf or for the benefit of any person, partnership, trust, corporation or other entity, for any reason whatsoever, (i) engage in any business operations offering products and/or services which are substantially similar to or competitive with those offered by the Buyer, including, without limitation, the manufacture, production and installation of gaskets; (ii) interfere with or disrupt, or attempt to interfere with or disrupt, or take any action that could reasonably be expected to interfere with or disrupt, any past, present or prospective relationship, contractual or otherwise, between the Buyer and any customer, client, insurer, supplier, advertiser, sales representative, or employee of the Buyer; or (iii) directly or indirectly employ, solicit for employment or attempt to employ or solicit for employment, or assist any other person or entity in employing, soliciting for employment or attempting to employ or solicit for employment, either on a full-time or part-time or consulting basis, any employee, consultant or executive who, within one (1) year of the Closing Date, was employed by Buyer.

(b)           Seller, Shareholders and Buyer recognize that the laws and public policies of the State of Florida and their interpretation may be uncertain as to the validity and enforceability of certain of the provisions contained in this Section.  It is the intention of the Seller, Shareholders and Buyer that the provisions of this Section and this Agreement shall be enforced to the fullest extent permissible, and that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Section or this Agreement.  Accordingly, if any provision of this Section is invalid or unenforceable, either in whole or in part, this Agreement shall be deemed to delete or modify, as necessary, the offending provision and to alter the balance of this Section and the Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.  In the event that the provisions of this Section are found to exceed the maximum area, period of time or scope which a court of competent jurisdiction can or will enforce, said area, period of time and scope shall, for purposes of this Agreement, consist of the maximum area or period of time or scope which a court of competent jurisdiction can and will enforce.

10.4           Default.  In the event either party fails to perform any of the covenants of this Agreement (such party, the “Defaulting Party”), the non-defaulting party (the “Non-Defaulting Party”) shall have the right and option to terminate this Agreement, seek specific performance of the provisions of this Agreement and recover any damages any damages occasioned by the Defaulting Party’s breach, and/or pursue any and all other rights and remedies available at law or equity.  Notwithstanding the foregoing, the Defaulting Party shall be entitled to ten (10) business days after receipt of written notice of default within which to cure such default and any deadline shall be extended for the period of cure.

10.5           Independent Counsel.  Each of the parties acknowledges that they have been represented by independent legal counsel of their own choice, or had the opportunity to be represented by independent counsel, throughout all negotiations that have preceded the execution of this Agreement. Each of the parties acknowledges that no other party, or any of its agents or attorneys of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce the party to execute this Agreement and each of the parties acknowledges that it has not executed this Agreement upon any promise, representation, or warranty not contained in this Agreement.

10.6           Entire Agreement.  This Agreement, including the documents and Exhibits referred to herein and to be delivered pursuant to this Agreement or executed in connection with this Agreement, sets forth the entire agreement among the parties and merges and supersedes all prior discussions and agreements among them with respect to the subject matter hereof.  None of the parties shall be bound by any condition, definition, warranty or representation with respect to any term or condition other than those provided for in this Agreement or the documents, Exhibits referred to herein or delivered pursuant to this Agreement or as amended by subsequent agreement in writing signed by the parties or a duly authorized officer or representative of the parties to this Agreement.

10.7           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns.

10.8           Notice.  All notices, requests, demands or other communications given under or in connection herewith shall be effective only if in writing and if:  (i) hand delivered; or (ii) mailed by certified or registered mail, postage prepaid, return receipt requested; (iii) deposited for overnight delivery by recognized overnight courier service (e.g., UPS or FedEx), charges paid; in each case to the applicable address listed below, or at such other address as the parties may from time to time designate by notice.  Every notice, demand, request or other communication hereunder shall be deemed to have been given when personally delivered, or on the next business day following the date when the communication is delivered to a courier service, or on the fifth business day following the date it is deposited in the United States mail.

If intended for Seller:	The Gasket Guy, Inc.
4446 Carver Street
Lake Worth, FL 33461
Attn: Moshe Schneider

With a copy to:	Davidoff Malito & Hutcher LLP
605 Third Avenue, 34th Floor
New York, NY 10158
Attn: Elliot H. Lutzker, Esq

If intended for Buyer:	QSGI Green, Inc.
400 Royal Palm Way
Suite 302
Attention: David Meynarez

With a copy to:	McDonald Hopkins
505 Flagler Drive, Suite 300
West Palm Beach, Florida 33402
Attention: Alan Burger, Esq.

Any party may change its address for notice pursuant to this Section upon written notice to the other parties.

10.9           Invalid Provision.  In the event that any provision of this Agreement is held to be invalid or illegal for any reason, such determination shall not affect the remaining provisions which shall be construed and enforced as if such illegal or invalid provision had never been included.

10.10           Applicable Law.  This Agreement and all agreements executed in connection herewith shall be subject to and governed by the laws of the State of Florida notwithstanding any conflicts of laws principles to the contrary.. The parties agree that venue for any and all claims, suits, actions or proceedings arising form or relating to this Agreement shall exclusively lie in Palm Beach County, Florida.

10.11           Pronouns.  The singular form denotes the plural and the masculine form denotes the feminine or neuter wherever appropriate.

10.12           Descriptive Headings.  All section headings, titles and subtitles contained herein are inserted for convenience and reference only and are to be ignored in any construction of the provisions hereof.

10.13           Legal Action.  In any action at law or in equity arising out of this Agreement and the transactions contemplated hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs in addition to any other relief to which it may be entitled.

10.14           Waiver.  Any party may waive any term, condition or requirement under this Agreement or the Exhibits hereto which is intended for its own benefit, and any waiver of any term or condition of this Agreement or the Exhibits hereto shall not operate as a waiver of any other breach of such term or condition, nor shall any failure to enforce any provision hereof or of the Exhibits hereto operate as a waiver of such provision or of any other provision hereof or the Exhibits hereto.

10.15           Further Assurances.  Each party agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

10.16           Expenses.  Each of the parties shall pay its own expenses incident to this Agreement and the consummation of the transactions contemplated hereunder.

10.17           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10.18           Disputes.  Except for matters for which injunctive relief is appropriate, in the event of any dispute arising form or relating to regarding the terms of this Agreement shall be tried by judge and not jury. THE SELLER AND EACH OF THE SHAREHOLDERS HEREBY WAIVE TRIAL BY JURY  with respect to any matter arising form or related to this Agreement.

10.19           Incorporation.  The recitals contained herein, and the Exhibits attached hereto are hereby incorporated and made a part of the terms and mutual covenants and agreements contained in this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties have executed this Asset Purchase Agreement as of the day first above written.

SELLER:	BUYER:

THE GASKET GUY, INC.	QSGI GREEN, INC.

By:_____________	By: ____________________
Name:	Name:
Its:	Its:

SHAREHOLDERS:

____________________________
Moshe Schneider

____________________________
Avner Harel

SELLER:

GREEN ENERGY MASTER, LLC

By: _________________________
Name:
Title: